Exhibit 99.2

Liaoning Kuncheng Education Investment Co. Ltd.

Unaudited Financial Statements

As of June 30, 2017

(Stated in US Dollars)

Liaoning Kuncheng Education Investment Co. Ltd.

Contents	Pages

Balance Sheet	F-1

Statement of Operation and Comprehensive Loss	F-2

ASSETS	6/30/2017	12/31/2016
	(unaudited)
Current Assets
Cash and cash equivalents	$60,045	27,947
Accounts receivable	50,443	93,988
Prepaid expenses	-	2,628
Other Receivables	1,333	-
Total Current Assets	111,821	124,563

TOTAL ASSETS	111,821	124,563

LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$13,236	12,911
Taxes payable	7,164	1,379
Accrued liabilities and other payables	45,070	41,412
Deferred revenue	294,801	220,408
Total Current Liabilities	360,271	276,110

TOTAL LIABILITIES	$360,271	276,110

STOCKHOLDERS' DEFICIT
Registered capital	$534,531	534,531
Other comprehensive (loss) / gain	(8,151)	(3,048)
Accumulated deficit	(774,830)	(683,030)
TOTAL STOCKHOLDERS' DEFICIT	$(248,450)	(151,547)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$111,821	124,563

F-1

	For the period from January 31, 2017 to June 30, 2017	For the period from March 30, 2016 (Incorporated Date) to June 30, 2016
	(Unaudited)	(Unaudited)

Revenue	$100,634	51,411
Cost of revenue	(49,502)	(12,521)

Operating expenses
Administrative and general expenses	(142,680)	(716,517)
Bank charges	(252)	(15)
Total operating expense	(142,932)	(716,532)

Loss Before Taxation	(91,800)	(677,642)
Income tax	-	-
Net Loss	$(91,800)	(677,642)

Other comprehensive loss:
Foreign currency translation change	(8,152)	1,427
Comprehensive loss	99,952	(676,215)

F-2